Exhibit 99.1

Sensus Announces Fiscal Second Quarter 2011 Financial Results and

Earnings Call

Solid Performance with Continued Margin Improvement

Raleigh, N.C. (December 17, 2010) – Sensus, a leading technology company providing energy and water utility customers worldwide with innovative conservation products and services, today announced financial results for the fiscal second quarter ended September 30, 2010.

Key Highlights for Fiscal Second Quarter 2011, year-over-year improvements

•	Total revenue of $203 million, even; metrology business revenue up 21 percent;

•	Gross profit margin of 28.2 percent, up 200 basis points; fifth consecutive quarter of year-over-year increase;

•	R&D investment of 6.0 percent of net sales, up 70 basis points;

•	Net loss of $4 million, improvement of $2 million;

•	Adjusted EBITDA[1] of $20 million, down 17 percent; and

•	More than 8 million SmartPoint™ devices installed and communicating, to-date.

“Smart grid activities have become a large portion of our overall business as we increase our portfolio of long-term smart grid contracts. We continue to make significant progress in achieving current contract milestones, while preparing for the ramp up of recent awards, such as PECO, Cobb Electric Membership Corporation, Southern Maryland Electric Cooperative and the Town of Cary. Our global water and gas metrology business continued to gain traction, building on the momentum of previous quarters. This is especially true of our global water business, which has rebounded in Europe and other geographies such as Egypt where we won a significant award for industrial water meters. Overall, I am very pleased with our positioning and outlook for the future, as evidenced by our continued improvement in year-over-year order growth,” said Peter Mainz, Chief Executive Officer and President.

Fiscal second quarter revenue of $203 million was even compared with fiscal second quarter 2010. Global water and gas metrology business revenue increased 21 percent year-over-year. North American market acceptance of iPERL™, our intelligent residential water management system, has continued to accelerate. Sales outside North America, especially in Europe, remained strong for the second consecutive quarter.

Gross profit margin was 28.2 percent, an increase of 200 basis points compared with fiscal second quarter 2010, and the fifth consecutive quarter of year-over-year growth. Investment in research and development increased to 6.0 percent of revenue from 5.3 percent in fiscal second quarter 2010. Second quarter Adjusted EBITDA1 was $20 million, a decrease of 17 percent year-over-year. Consolidated net loss for fiscal second quarter 2011 was $4 million, an improvement of $2 million compared to fiscal second quarter 2010.

Fiscal second quarter backlog was $106 million, flat year-over-year. The Company’s book-to-bill ratio2 was 1.05 to 1, compared to 1.00 for the fiscal second quarter 2010.

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Fiscal First Quarter Earnings Conference Call

A conference call with analysts to discuss these results will be held on Tuesday, December 21, 2010 at 11:00 a.m. (EST). To access the conference call, please dial 866-609-9830 (domestic access) or 706-643-8338 (international access) and reference Conference ID Number: 32116536. It is recommended that analysts dial in five to ten minutes prior to the call to allow time for processing participant information. A replay of the call will be available until December 27, 2010, by dialing 800-642-1687 (domestic access) or 706-645-9291 (international access) and referencing Conference ID Number: 32116536.

About Sensus

Sensus leads in innovative and evolving technology solutions that enable intelligent use and conservation of critical energy and water resources. Sensus has led the discovery, development, and implementation of technologies for the energy and water industries for more than a century. Water, gas, and electric utility customers around the world benefit from the Company’s open, flexible products and solutions to help them optimize their resources – today and tomorrow. Headquartered in Raleigh, N.C., USA, Sensus serves customers from locations throughout the Americas, Europe, Africa and Asia. For more information, visit www.sensus.com.

SmartPoint™ and iPERL™ are trademarks of Sensus USA Inc.

All statements in this release, other than historical facts, are made in reliance on the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are subject to change at any time. These statements reflect the Company’s current expectations regarding its financial position, revenues, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which the Company operates, legal proceedings and similar matters. The Company’s expectations expressed or implied in these forward-looking statements may turn out to be incorrect. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K/A (SEC File No. 333-113658) for the fiscal year ended March 31, 2010 as filed with the Securities and Exchange Commission on December 17, 2010, include any future restatements of our consolidated financial statements, our inability to maintain effective internal controls over financial reporting, the Company’s susceptibility to macroeconomic downturns in the United States and abroad, conditions in the residential, commercial and industrial construction markets and in the automotive industry, the Company’s dependence on new

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product development and intellectual property, the Company’s dependence on independent distributors and third-party contract manufacturers, automotive vehicle production levels and schedules, the Company’s substantial financial leverage, debt service and other cash requirements, liquidity constraints and risks related to future growth and expansion. Other important risks that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, the Company’s ability to integrate acquired companies, general economic and business conditions, competition, adverse changes in the regulatory or legislative environment in which the Company operates, customer cancellations and other factors beyond the Company’s control.

Investor Contacts

Jeffrey J. Kyle	James J. Hilty
Chief Financial Officer	Vice President, Business Development
(919) 845-4013	(919) 845-4007
jeff.kyle@sensus.com	jim.hilty@sensus.com

Media Contacts

Rita Simonetta

Director, Corporate Marketing Communications

(919) 376-2672

rita.simonetta@sensus.com

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(1) Non-GAAP Measure

To enhance the comparability and usefulness of its financial information, the Company provides Adjusted EBITDA to describe more fully the results of its underlying business. Adjusted EBITDA is defined as consolidated earnings before interest expense, depreciation and amortization, and income taxes plus (a) restructuring costs, (b) management fees and (c) acquisition-related costs, and adjusted for other nonrecurring items.

Information regarding Adjusted EBITDA is provided because management considers this measure important in evaluating and understanding the Company’s operating and financial performance. Management believes this measure provides useful information for investors in trending, analyzing and benchmarking the performance and value of the business. Internally, Adjusted EBITDA is used in our incentive compensation plans.

Management believes that Adjusted EBITDA provides meaningful supplemental information regarding our performance by adjusting for certain items that may not be indicative of our recurring core operating results. However, this metric for measuring the Company’s financial results may be different from comparable information provided by other companies and should not be used as an alternative to the Company’s operating and other financial measures as determined under U.S. GAAP.

A reconciliation of Adjusted EBITDA to consolidated net income is set out in the table below (in millions):

	Fiscal Quarter Ended September 30, 2010	Fiscal Quarter Ended September 30, 2009
Consolidated net income	$(4.0)	$(6.2)
Depreciation and amortization	11.7	11.0
Interest expense, net	11.1	11.7
Income tax provision	(1.0)	(2.5)
Restructuring costs	1.9	3.0
Management fees	0.2	0.7
Acquisition-related costs	0.3	0.7
Loss on debt extinguishment	—	5.9

Adjusted EBITDA	$20.2	$24.3

(2) Book-to-Bill

Book-to-bill is calculated as orders received during the quarter divided by net sales.

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FISCAL 2011 SECOND QUARTER UNAUDITED GAAP FINANCIAL STATEMENTS

SENSUS (BERMUDA 2) LTD.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share and share data)

	September 30, 2010	March 31, 2010
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40.9	$59.2
Accounts receivable:
Trade, net of allowance for doubtful accounts of $1.7 and $1.3, respectively	100.6	121.1
Other	0.6	1.9
Inventories, net	70.6	67.2
Prepayments and other current assets	14.2	12.2
Deferred income taxes	19.1	19.6
Deferred costs	5.5	4.3

Total current assets	251.5	285.5
Property, plant and equipment, net	134.0	134.9
Intangible assets, net	184.1	188.0
Goodwill	459.2	443.3
Deferred income taxes	15.8	15.8
Deferred costs	1.7	1.3
Other long-term assets	24.5	25.1

Total assets	$1,070.8	$1,093.9

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$86.1	$117.3
Accruals and other current liabilities	98.9	114.8
Current portion of long-term debt	8.7	22.7
Short-term borrowings	51.0	4.9
Restructuring accruals	9.7	12.9
Deferred revenue	32.4	34.3

Total current liabilities	286.8	306.9
Long-term debt, less current portion	437.5	438.3
Pensions	54.0	53.1
Deferred income taxes	81.6	81.7
Deferred revenue	9.9	4.8
Other long-term liabilities	21.1	28.6

Total liabilities	890.9	913.4
Commitments and Contingencies (Note 12)
STOCKHOLDER’S EQUITY:
Common stock, par value $1.00 per share, 12,000 shares authorized, issued and outstanding	—	—
Paid-in capital	250.5	251.5
Accumulated deficit	(76.9)	(74.6)
Accumulated other comprehensive income (loss)	0.4	(1.5)

Total stockholder’s equity	174.0	175.4

Noncontrolling interest	5.9	5.1

Total equity	179.9	180.5

Total liabilities and equity	$1,070.8	$1,093.9

Sensus

SENSUS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	Fiscal Quarter Ended September 30, 2010	Fiscal Quarter Ended September 30, 2009
NET SALES	$203.2	$203.2
COST OF SALES	145.9	150.6

GROSS PROFIT	57.3	53.4
OPERATING EXPENSES:
Selling, general and administrative expenses	44.4	36.6
Restructuring costs	1.9	3.0
Amortization of intangible assets	3.4	3.0
Loss on debt extinguishment	—	5.9
Other operating expense, net	0.7	1.7

OPERATING INCOME	6.9	3.2
NON-OPERATING (EXPENSE) INCOME:
Interest expense, net	(11.1)	(11.7)
Other (expense) income, net	(0.8)	(0.2)

(LOSS) INCOME BEFORE INCOME TAXES	(5.0)	(8.7)
(BENEFIT) PROVISION FOR INCOME TAXES	(1.0)	(2.5)

CONSOLIDATED NET LOSS	(4.0)	(6.2)
LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	(0.3)	(0.6)

NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(4.3)	$(6.8)

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SENSUS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Six Months Ended September 30, 2010	Six Months Ended September 30, 2009
OPERATING ACTIVITIES:
Consolidated net income (loss)	$(1.5)	$(8.9)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	14.0	12.7
Amortization of intangible assets	6.7	5.8
Amortization of software development costs	2.7	3.3
Amortization of deferred financing costs	1.6	1.5
Net loss on sale of fixed assets	0.2	—
Non-cash restructuring charges	0.1	—
Net loss (gain) on foreign currency transactions	0.2	(0.5)
Deferred income taxes	—	(8.4)
Loss on debt extinguishment	—	5.9
Changes in assets and liabilities used in operations, net of effects of acquisitions:
Trade accounts receivable	22.3	13.0
Inventories	(2.9)	3.2
Other current assets	(1.8)	2.6
Accounts payable, accruals and other current liabilities	(43.8)	(16.9)
Income taxes payable	(0.2)	3.0
Deferred revenue less deferred costs	1.6	2.7
Other	(0.5)	(0.8)

Net cash (used in) provided by operating activities	(1.3)	18.2
INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(12.8)	(14.4)
Purchases of intangible assets	(2.7)	(3.9)
Software development costs	(2.9)	(4.4)
Business acquisitions	(29.6)	(20.2)

Net cash used in investing activities	(48.0)	(42.9)
FINANCING ACTIVITIES:
Increase in short-term borrowings	46.0	—
Proceeds from debt issuance	—	35.0
Debt issuance costs	—	(8.8)
Purchase of noncontrolling equity interest	—	(6.0)
Principal payments on debt	(14.8)	(0.4)

Net cash provided by financing activities	31.2	19.8
Effect of exchange rate changes on cash	(0.2)	1.0

DECREASE IN CASH AND CASH EQUIVALENTS	(18.3)	(3.9)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$59.2	$37.9

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$40.9	$34.0

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
Cash paid during the period for:
Interest	$22.3	$18.5

Income taxes, net of refunds	$2.7	$4.2

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the six months ended September 30, 2010 and 2009, paid-in capital decreased $1.0 million and $6.8 million in connection with the purchase of the PDC Rongtai noncontrolling interest, representing the excess purchase price over the carrying value of the noncontrolling interest.

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